FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Earnings Conference Call
to Review Fourth Quarter and Full Year 2022 Results on January 26

MICHIGAN CITY, Ind., December 19, 2022 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, January 26, 2023 to review its fourth quarter 2022 financial results.

The Company’s fourth quarter 2022 news release will be released after markets close on Wednesday, January 25, 2023. It will be available in the “Investor Relations” section of the Company’s website, www.horizonbank.com.

Participants may access the live conference call on January 26, 2023 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833-974-2379 from the United States, 866-450-4696 from Canada or 1-412-317-5772 from international locations and requesting the “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through February 2, 2023. The telephone replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 1-412-317-0088 from other international locations and entering the access code 9666758.

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. (NASDAQ GS: HBNC) with $7.7 billion in assets, is the bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Contact:
Mark E. Secor, Chief Financial Officer
Phone: (219) 873–2611
Fax: (219) 874–9280